EXHIBIT 23.3

CONSENT OF EUREKA CAPITAL MARKETS, LLC

We hereby consent to the inclusion of our opinion letter, dated November 5, 2007, to the Board of Directors of National Holdings Corporation (“National”), and to the reference thereto under the headings “SUMMARY - Opinions of Financial Advisors - Opinion of National Financial Advisor” and “THE MERGER - Opinion of National’s Financial Advisor “ in the Joint Proxy Statement/Prospectus relating to the proposed merger involving National, vFin Acquisition Corporation and vFinance, Inc., which Joint Proxy Statement/Prospectus forms a part of National’s Registration Statement on Form S-4 to which this consent is filed as an exhibit. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder.

/S/ Eureka Capital Markets, LLC
April 8, 2008